FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-5989 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
THIRD QUARTER 2017

Columbus, Ohio - October 26, 2017 - Diamond Hill Investment Group, Inc. (the "Company," "we," "our") (NASDAQ:DHIL) today reported unaudited results for the quarter ended September 30, 2017 and filed its Form 10-Q.

	Three Months Ended September 30,
	2017	2016	Change
Revenue	$36,771,629	$32,937,241	12%
Net operating income	16,887,332	15,138,563	12%
Operating margin	46%	46%
Investment income, net	2,767,747	3,555,368
Gain on sale of subsidiary	—	2,675,766
Net income attributable to common shareholders	12,698,847	13,426,564	(5)%
Earnings per share attributable to common shareholders - diluted	$3.67	$3.93	(7)%

	Nine Months Ended September 30,
	2017	2016	Change
Revenue	$107,353,244	$96,064,165	12%
Net operating income	48,595,555	43,542,245	12%
Operating margin	45%	45%
Investment income, net	9,673,720	4,995,255
Gain on sale of subsidiary	—	2,675,766
Net income attributable to common shareholders	38,094,182	32,406,779	18%
Earnings per share attributable to common shareholders - diluted	$11.05	$9.50	16%

	As Of
	September 30, 2017	December 31, 2016	September 30, 2016
Assets under management (millions)	$21,455	$19,381	$18,068
Book value per share	$53.24	$40.81	$42.12
Total outstanding shares	3,468,565	3,411,556	3,413,355

	Change in Assets Under Management
	For the Three Months Ended September 30,
(in millions)	2017	2016
AUM at beginning of the period	$20,924	$17,584
Net cash inflows (outflows)
proprietary funds	106	(69)
sub-advised funds	(65)	(88)
institutional accounts	1	(371)
	42	(528)
Net market appreciation and income	489	1,012
Increase during the period	531	484
AUM at end of the period	$21,455	$18,068

	Change in Assets Under Management
	For the Nine Months Ended September 30,
(in millions)	2017	2016
AUM at beginning of the period	$19,381	$16,841
Net cash inflows (outflows)
proprietary funds	805	482
sub-advised funds	(197)	(143)
institutional accounts	(206)	(437)
	402	(98)
Net market appreciation and income	1,672	1,325
Increase during the period	2,074	1,227
AUM at end of the period	$21,455	$18,068

Special Dividend:
The Company today announced that its board of directors has approved a $7.00 per share special cash dividend to shareholders of record on December 1, 2017 payable December 11, 2017. The company will finalize the tax characterization of the dividend in February 2018 and expects 100% of the distribution to be classified as a qualified dividend.

While this is the tenth consecutive year that the company has paid a special dividend, there can be no assurance that the Company will pay a dividend in the future.  The Board of Directors and management continually review various factors to determine whether the company has capital in excess of that required for the business and the appropriate use of any excess capital.  The factors considered include the Company’s investment opportunities, the company’s risks, and future dividend and capital gain tax rates.  We believe that we should retain a larger portion of our operating profits so that we can adequately seed new strategies and support existing strategies, which we believe will help us to continue to grow the Company’s intrinsic value per share over the long term.

Evaluating management’s stewardship of capital for shareholders is a central part of our intrinsic value investment discipline that we practice for our clients.  We hold ourselves to the same standard that we look for when evaluating investments for our clients.

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $21.5 billion in assets under management as of September 30, 2017.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, an exchange traded fund, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
As supplemental information, we are providing performance measures that are based on methodologies other than U.S. generally accepted accounting principles (“non-GAAP”). We believe the non-GAAP measures below are useful measures of our core business activities, are important metrics in estimating the value of an asset management business and may enable more appropriate comparison to our peers. These non-GAAP measures should not be a substitute for financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) and may be calculated differently by other companies. The following schedule reconciles GAAP measures to non-GAAP measures for the three and nine months ended September 30, 2017 and 2016, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages and per share data)	2017	2016	2017	2016
Total revenue	$36,772	$32,937	$107,353	$96,064

Net operating income, GAAP basis	$16,887	$15,139	$48,596	$43,542
Non-GAAP adjustment:
Gains (losses) on deferred compensation plan investments, net(1)	451	818	1,472	1,025
Net operating income, as adjusted, non-GAAP basis(2)	17,338	15,957	50,068	44,567
Non-GAAP adjustment:
Tax provision on net operating income, as adjusted, non-GAAP basis(3)	(5,731)	(5,750)	(16,342)	(16,097)
Net operating income, as adjusted, after tax, non-GAAP basis(4)	$11,607	$10,207	$33,726	$28,470

Net operating income, as adjusted after tax per diluted share, non-GAAP basis(5)	$3.35	$2.98	$9.78	$8.35
Diluted weighted average shares outstanding, GAAP basis	3,461	3,420	3,448	3,410

Operating profit margin, GAAP basis	46%	46%	45%	45%
Operating profit margin, as adjusted, non-GAAP basis(6)	47%	48%	47%	46%

(1) Gains (losses) on deferred compensation plan investments, net: The gain (loss) on deferred compensation plan investments, which increases (decreases) deferred compensation expense included in operating income, is removed from operating income in the calculation because it is offset by an equal amount in investment income (loss) below net operating income on the income statement, and thus has no impact on net income attributable to the Company.
(2) Net operating income, as adjusted: This non-GAAP measure was calculated by taking the Company’s net operating income adjusted to exclude the impact on compensation expense of gains and losses on investments in the deferred compensation plan.
(3) Tax provision on net operating income, as adjusted: This non-GAAP measure represents the tax provision excluding the impact of investment related activity and the sale of subsidiary and is calculated by applying the tax rate from the actual tax provision to net operating income, as adjusted.
(4) Net operating income, as adjusted, after tax: This non-GAAP measure was calculated by taking the net operating income, as adjusted, less the tax provision on net operating income, as adjusted.
(5) Net operating income, as adjusted after tax per diluted share: This non-GAAP measure was calculated by dividing the net operating income, as adjusted after tax, by diluted weighted average shares outstanding.
(6) Operating profit margin, as adjusted: This non-GAAP measure was calculated by dividing the net operating income, as adjusted, by total revenue.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, relating to such matters as anticipated operating results, prospects and levels of assets under management, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Quarterly Report on Form 10-Q and in our press releases are discussed under "Item 1A. Risk Factors" and elsewhere in the 2016 Annual Report and include, but are not limited to: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions, the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com